Exhibit 1.2

EXECUTION COPY

Liberty Property Trust

(a Maryland real estate investment trust)

$200 Million Common Shares
of Beneficial Interest

($0.001 par value per share)

Equity Distribution Agreement

December 7, 2012

Goldman, Sachs & Co.
200 West Street
New York, New York, 10282

Ladies and Gentlemen:

Liberty Property Trust, a Maryland real estate investment trust (the “Company”), and Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with Goldman, Sachs & Co. (the “Manager”) as follows:

1.             Description of Shares.  The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, common shares of beneficial interest of the Company, $0.001 par value per share (“Common Shares”), having an aggregate gross sales price of up to $200 million (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein.  The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 18 hereof.

The Company has also entered into an equity distribution agreement (the “Alternative Equity Distribution Agreement”), dated of even date herewith, with Citigroup

Global Markets Inc. (the “Alternative Manager”).  The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreement shall not exceed $200 million.  Whenever the Company determines to sell the Shares directly to the Alternative Manager as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Annex I to the Alternative Equity Distribution Agreement.  This Agreement and the Alternative Equity Distribution Agreement are sometimes hereinafter referred to as the “Distribution Agreements.”

2.             Representations and Warranties.  Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)           The Company and the Operating Partnership each meet the requirements for use of Form S-3 under the Act and prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-173951-01), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of certain securities, including the Shares.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Transaction Entities.  The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b).  As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, and no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.  The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(5).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the

Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)           To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company or the Operating Partnership is not a “well-known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)           On each Effective Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Transaction Entities by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d)           At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Transaction Entities by the Manager specifically for use therein.

(e)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Transaction Entities agree to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)            (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Operating Partnership was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or the Operating Partnership be considered an Ineligible Issuer.

(g)           Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Transaction Entities by the Manager specifically for use therein.

(h)           The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(i)            The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j)            The Transaction Entities have not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

(k)           The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (each such jurisdiction as provided in Schedule II hereto), and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  None of the subsidiaries of the Company (other than the Operating Partnership) is a “significant subsidiary,” as such term is defined in Rule 405.  Except as described in the Disclosure Package and the Prospectus and other than (i) the Property Affiliates (as defined herein), (ii) entities owned through joint ventures, which joint venture are listed in Schedule IV hereto, or (iii) entities that (A) conduct no business or operations and (B) own no assets, the entities listed in Schedule III hereto and the Operating Partnership, Development Corp. (as defined herein), Development-II (as defined herein) and SP Trust (as defined herein), the Company owns no direct or indirect equity interest in any entity.

(l)            The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus, and all of the issued shares of beneficial interest of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Disclosure Package and the Prospectus.  Except as disclosed in the Disclosure Package and the Prospectus and with respect to the Company’s Amended and Restated Share Incentive Plan (the “Share Incentive Plan”), the Company’s 2008 Long-Term Incentive Plan (the “2008 Plan”), the Company’s 2012 Long-Term Incentive Plan (the “2012 Plan”), the Company’s Employee Stock Purchase Plan and the Company’s Dividend Reinvestment and Share Purchase Plan, no shares of beneficial interest of the Company are reserved for any purpose, and except as disclosed in the Disclosure Package and the Prospectus and the equity interests in the Operating Partnership (“Units”) and options to purchase shares of beneficial interest issued pursuant to the Share Incentive Plan, the 2008 Plan or the 2012 Plan, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of beneficial interest or any other securities of the Company.

(m)          The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (each such jurisdiction as provided in Schedule II hereto), and has all partnership power and authority necessary to own or hold any real property or improvements thereon owned or held by the Operating Partnership or its subsidiaries (each individually, a “Property,” and collectively, the “Properties”) to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  The Company is the sole general partner of the Operating Partnership.  The limited partnership agreement of the Operating Partnership, as amended (the “Operating Partnership Agreement”), is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Disclosure Package and the Prospectus.  The owner’s equity of the Operating Partnership is as described in the Disclosure Package and the Prospectus.  All of the Units have been duly and validly authorized and issued, were issued in accordance with the applicable terms of the Operating Partnership Agreement and the certificate of limited partnership of the Operating Partnership and, to the extent that such interests are owned by the Company, are owned by the Company free and clear of all liens, encumbrances, equities or claims.

(n)           Liberty Property Development Corp. (“Development Corp.”) has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.  All of the issued and outstanding capital stock of Development Corp. has been duly and validly authorized and issued and is fully paid and non-assessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  All of the capital stock of Development Corp. owned by the Operating Partnership, as described in the Disclosure Package and the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.  No shares of capital stock of Development Corp. are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of Development Corp., and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Development Corp.

(o)           Liberty Property Development Corp-II (“Development-II”) has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.  All of the issued and outstanding capital stock of Development-II has been duly and validly authorized and issued and is fully paid and non-assessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  All of the capital stock of Development-II owned by the Operating Partnership, as described in the Disclosure Package and the Prospectus, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.  No shares of capital stock of Development-II are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock of Development-II, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of Development-II.

(p)           Liberty Property Special Trust (“SP Trust”) has been duly organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all trust power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.  All of the issued and outstanding equity interests of SP Trust have been duly and validly authorized and issued and are fully paid and non-assessable, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws).  All of the equity interests of SP Trust are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.  No equity interests of SP Trust are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any equity interests of SP Trust, and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such equity interests or any other securities of SP Trust.

(q)           Each of those certain partnerships, limited liability companies or other entities holding title to one or more of the Properties (the “Property Affiliates”) are the only entities other than the Operating Partnership, SP Trust and the entities listed in Schedule III hereto, through which the Company and the Operating Partnership own interests in the Properties.  Each of the Property Affiliates has been duly organized and is validly existing as a limited partnership, limited liability company or other entity, is duly qualified to do business and is in good standing under the laws of the jurisdiction in which it was organized, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.  Except as set forth in the Disclosure Package and the Prospectus, all of the ownership interests of each Property Affiliate have been duly and validly authorized and issued and are fully paid and non-assessable.  All of such ownership interests owned directly or indirectly by the Company and the Operating Partnership, as described in the Disclosure Package and the Prospectus, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.

(r)            The Shares to be issued and sold by the Company to the Manager hereunder have been duly and validly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Shares contained in, or incorporated by reference in, the Disclosure Package and the Prospectus. Upon payment of the purchase price and delivery of the Shares in accordance herewith, the Manager will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims, restrictions and equities.

(s)            (A) This Agreement has been, any applicable Terms Agreement will have been, and the Alternative Equity Distribution Agreement has been and any Alternative Terms Agreement entered into pursuant thereto will have been, duly and validly authorized, executed and delivered by each of the Transaction Entities, and assuming due authorization, execution and delivery by the Manager, is a valid and binding agreement of each of the Transaction Entities, enforceable against the Transaction Entities in accordance with its terms; and (B) the Operating Partnership Agreement and the partnership agreement, limited liability company operating agreement, and each other similar organizational document of each Property Affiliate have been duly and validly authorized, executed and delivered by the parties thereto and are valid and binding agreements of the parties thereto, enforceable against such parties in accordance with their terms.

(t)            The issue and sale of the Shares, the execution, delivery and performance of this Agreement by each of the Transaction Entities and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Transaction Entities or any of their subsidiaries is a party or by which either of the Transaction Entities or any of their subsidiaries is bound or to which any of the Properties or other assets of the Transaction Entities or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company operating agreement or other similar organizational document of either of the Transaction Entities or any of their subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by each of the Transaction Entities, the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Shares, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Manager.

(u)           Other than as described in the Disclosure Package and the Prospectus and other than rights of certain persons who have contributed Properties to the Operating Partnership in exchange for Units and persons whose securities are already registered under the Act, and except with respect to certain persons who may acquire preferred shares of the Company in exchange for preferred units of partnership interest in the Operating Partnership, there are no contracts, agreements or understandings between the Transaction Entities or any of their subsidiaries and any person granting such person the right to require a Transaction Entity to file a registration statement under the Act with respect to any securities of either of the Transaction Entities or any of their subsidiaries owned or to be owned by such person or to require either of the Transaction Entities or any of their subsidiaries to include such securities in any securities being registered pursuant to any registration statement filed by the Transaction Entities or any of their subsidiaries under the Act.

(v)           Except (i) as described or contemplated in the Disclosure Package and the Prospectus or pursuant to the Share Incentive Plan, the 2008 Plan or the 2012 Plan and (ii) for the issuance of Common Shares upon redemption of Units, neither Transaction

Entity has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Act.

(w)          The Shares have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(x)           Neither of the Transaction Entities nor any of the Properties has sustained, since the date of the latest audited financial statements included, or incorporated by reference, in the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which losses or interference would, individually or in the aggregate, have a material adverse effect on the Properties or the general affairs, management, financial position, shareholders’ equity or results of operations of either of the Transaction Entities.  Other than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since such date, there has not been any material change in the capital shares or long-term debt of either of the Transaction Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the Properties or the general affairs, management, financial position, shareholders’ equity or results of operations of either of the Transaction Entities.

(y)           The financial statements (including the related notes and supporting schedules thereto) included, or incorporated by reference, in the Disclosure Package and the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented.  The Company’s ratios of earnings to fixed charges included in Exhibit 12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.  Pro forma financial information included, or incorporated by reference, in the Disclosure Package and the Prospectus, if any, has been prepared in accordance with the applicable requirements of the Act and AICPA guidelines with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of operations for the respective periods specified.

(z)           The interactive date in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa)         Ernst & Young LLP, which has audited certain financial statements of the Transaction Entities and their subsidiaries, is an independent registered public accounting firm with respect to the Transaction Entities, as required by the Act and the Exchange Act.

(bb)                          (A) The Operating Partnership and the Property Affiliates have good and marketable title to each of the Properties, free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Disclosure Package and the Prospectus, those relating to certain intra-company debt with respect to Development and Development-II and certain Property Affiliates, or those which are not material in amount or those which would not have a material adverse effect on the business, operations, use or value of any of the Properties; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any Transaction Entity which are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein; (C) except as otherwise described in the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership or any Property Affiliate and, to the knowledge of the Transaction Entities, no tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, in each case which default would have a material adverse effect on either of the Transaction Entities or affect either Transaction Entity’s ability to perform its obligations hereunder, and neither of the Transaction Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute such a default under any of such documents or agreements; (D) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a material adverse effect on the business operations, use or value of such Property; and (E) neither of the Transaction Entities has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner adversely affect the size of, use of, improvements on, construction on or access to the Properties.

(cc)                            The mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.

(dd)                          The Company, the Operating Partnership and the Property Affiliates have obtained title insurance on their fee or leasehold interests in each of the Properties, in an amount at least equal to the greater of (A) the mortgage indebtedness of each such Property or (B) the purchase price (exclusive of improvements) of each such Property.

(ee)                            Except as disclosed in the Disclosure Package and the Prospectus and except such as in each case would not have a material adverse effect on any Property, any Property Affiliate, the Company, the Operating Partnership or any of their subsidiaries, taken together as a whole:  (A) to the knowledge of the Transaction Entities, after due inquiry, the operations of the Company, the Operating Partnership, Development Corp., Development II, SP Trust and the Properties are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (B) to the knowledge of the Transaction Entities after due inquiry, none of the Transaction Entities, the Property

Affiliates or any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that would reasonably be expected to result in the incurrence of liabilities by the Transaction Entities or any of their subsidiaries under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below) against the Transaction Entities or any of their subsidiaries, under any Environmental Law; (C) none of the Transaction Entities or the Property Affiliates has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (D) neither of the Transaction Entities has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (E) no Property is included or, to the knowledge of the Transaction Entities, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and neither of the Transaction Entities has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Transaction Entities, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the Environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance.

(ff)                              Each Transaction Entity and each of their subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries; and each Property carries, or is covered by, insurance covering the value of such Property.

(gg)                            Each Transaction Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(hh)                          Except as described in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which either Transaction Entity or their subsidiaries is a party or of which any property or assets of either Transaction Entity or their subsidiaries is the subject which, if determined adversely to such Transaction Entity or subsidiary could individually or in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity, results of operations, business or prospects of the Company; and to the knowledge of the Transaction Entities, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ii)                                  There are no contracts or other documents which are required to be described in the Disclosure Package and the Prospectus, or filed as exhibits to the Registration Statement by the Act, which have not been described in the Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement.

(jj)                                No relationship, direct or indirect, exists between or among either of the Transaction Entities or any of their subsidiaries on the one hand, and the trustees, officers, shareholders, customers or suppliers of the Transaction Entities or any of their subsidiaries on the other hand, that is required to be described in the Disclosure Package and the Prospectus, which have not been described as required.

(kk)                          No labor disturbance by the employees of either Transaction Entity or any of their subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent which might be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity, results of operations, business or prospects of such Transaction Entity.

(ll)                                  Each “pension plan” for which either Transaction Entity would have any liability that is intended to be qualified under section 401(a) of the Code (as defined below) is (i) so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification and (ii) in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); to the knowledge of the Transaction Entities, after due inquiry, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either Transaction Entity would have any liability; neither Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”).

(mm)                  Each Transaction Entity and each of their subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon (taking into account any extension that is properly granted under the law), and no material tax deficiency has been asserted against either Transaction Entity or any of their subsidiaries which has had (nor does either Transaction Entity have any knowledge of any tax deficiency which, if determined adversely to it might have) a material adverse effect on the financial position, shareholders’ equity, results of operations, business or prospects of such Transaction Entity or subsidiary.

(nn)                          At all times since June 16, 1994, the Company, the Operating Partnership, Development Corp., Development-II and SP Trust have been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust under the Code and the proposed method of operation of the Company, the Operating Partnership, Development Corp., Development-II and SP Trust will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

(oo)                          Since the date as of which information is given in the Disclosure Package and the Prospectus through the date hereof, and except as may otherwise be disclosed or contemplated in the Disclosure Package and the Prospectus, neither Transaction Entity has (i) except as set forth in Section 1(u) hereof, issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital shares (other than regular quarterly dividends).

(pp)                          Neither Transaction Entity nor any of their subsidiaries (i) is in violation of its charter, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company operating agreement or other similar organizational document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of the Properties or any of its other properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of the Properties or any of its other properties or assets or to the conduct of its business.

(qq)                          Each Transaction Entity and each of their subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(rr)                                Each Transaction Entity has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures (i) are designed to ensure that material information relating to such Transaction Entity, including its consolidated subsidiaries, is made known to each of the Transaction Entities’ principal executive officer and principal financial officer by others within those entities; (ii) have been evaluated for effectiveness as of the end of the period covered by the Transaction Entities’ most recent quarterly report jointly filed with the Commission; and (iii) were functioning effectively in all material respects as of the end of such period to provide reasonable assurance that information required to be disclosed by the Transaction Entities in their reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported accurately and within the time periods specified in the Commission’s rules and forms.

(ss)                              Each of the Transaction Entity’s internal control over financial reporting (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) is effective and none of the Transaction Entities is aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in either of the Transaction Entity’s internal control over financial reporting.

(tt)                                The Transaction Entities and each of their trustees and executive officers, in their capacities as such, is in compliance with all applicable provisions of the

Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)                          Except as described in the Disclosure Package, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of either of the Transaction Entities and their subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Shares on a date occurring prior to the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of each of the Transaction Entities and disclosed in each of the Transaction Entities’ filings with the Commission.

(vv)                          Neither Transaction Entity, nor any trustee, officer, agent, employee or other person associated with or acting on behalf of Transaction Entity, has: used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ww)                      Neither Transaction Entity nor any of their subsidiaries is, and after giving effect to the offering and sale of the Securities neither Transaction Entity nor any of their subsidiaries will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xx)                          Other than this Agreement and as set forth in the Disclosure Package and the Prospectus under the heading “Plan of Distribution,” there are no contracts, agreements or understandings between either Transaction Entity and any person that would give rise to a valid claim against either Transaction Entity or the Manager for a brokerage commission, finder’s fee or other like payment with respect to issue and sale of the Shares and the consummation of the transactions contemplated by this Agreement.

(yy)                          Each of the Transaction Entities and their subsidiaries has complied with all applicable provisions of Florida Statutes Section 517.075, relating to issuers doing business with Cuba.

(zz)                            None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(aaa)                   Prior to the date hereof, neither of the Transaction Entities nor any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of either of the Transaction Entities in connection with the offering of the Shares.

(bbb)                   The statements set forth in the Disclosure Package and the Prospectus under the caption “Securities Offered by this Prospectus,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Supplemental Material United States Federal Income Tax Considerations” and “Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership,” insofar as they pertain to summaries of U.S. federal income tax law, and under the caption “Plan of Distribution,” insofar as they pertain to this Agreement, are accurate, complete and fair in all material respects.

Any certificate signed by any officer of either of the Transaction Entities and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Transaction Entities, as to matters covered thereby, to the Manager.

3.                                      Sale and Delivery of Shares.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)                                     The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Transaction Entities have satisfied their obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day.  The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Shares sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Shares.

(ii)                                  Each of the Transaction Entities acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Transaction Entities or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Transaction Entities.

(iii)                               The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Trustees (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing.  The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)                              The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 (such transactions are hereinafter referred to as “At-the-Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Transaction Entities and the Manager pursuant to a Terms Agreement.

(v)                                 The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall not exceed 2% of the gross sales price of the Shares sold pursuant to this Section 3(a).  The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.  The remaining proceeds shall constitute the net proceeds to the Transaction Entities for such Shares (the “Net Proceeds”).

(vi)                              The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and Net Proceeds to the Transaction Entities, and the aggregate compensation payable by the Transaction Entities to the Manager with respect to such sales.  Such compensation shall be set forth and invoiced in periodic statements from the

Manager to the Transaction Entities, payment to be made by the Transaction Entities promptly after receipt thereof.

(vii)                           Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Transaction Entities.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Transaction Entities shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  If the Manager breaches this Agreement by failing to deliver the Net Proceeds on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii)                        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Transaction Entities shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date.  Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Transaction Entities herein, to the performance by the Transaction Entities of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)         If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement or as set forth in Section 3(a) of the Alternative Equity Distribution Agreement, as the case may be (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company and, if applicable, the Alternative Manager, wishes to accept amended terms, the Manager, the Transaction Entities and, if applicable, the Alternative Manager will enter into a Terms Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Transaction Entities or the Manager unless and until each of the Transaction Entities and the Manager have executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)          Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager.  The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Transaction Entities herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)         Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement, any Terms Agreement, the Alternative Equity Distribution Agreement and any Alternative Terms Agreement exceed (i) the aggregate amount set forth in Section 1 or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement, any Terms Agreement, the Alternative Equity Distribution Agreement or any Alternative Terms Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(e)          If any of the parties has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)           Until such time as the Company notifies the Manager of the Company’s election not to be bound by this paragraph (f), which election shall be exercisable in the Company’s sole discretion, the Company agrees that (i) unless and until the aggregate offering price of Shares sold pursuant to the Distribution Agreements or any Terms Agreement reaches $50 million, the Company shall sell all Shares sold pursuant hereto and thereto through the Alternative Manager; (ii) thereafter, unless and until the aggregate offering price of Shares sold pursuant to the Distribution Agreements or any Terms Agreement reaches $100 million, the Company shall sell all Shares sold pursuant hereto and thereto through Goldman, Sachs & Co.; (iii) thereafter, unless and until the aggregate offering price of Shares sold pursuant to the Distribution Agreements or any Terms Agreement reaches $150 million, the Company shall sell all Shares sold pursuant hereto and thereto through the Alternative Manager; and (iv) thereafter, unless and until the aggregate offering price of Shares sold pursuant to the Distribution Agreements or any Terms Agreement reaches $200 million, the Company shall sell all Shares sold pursuant hereto and thereto through Goldman, Sachs & Co.

(g)          The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of the Manager or the Alternative Manager on any single given day, but in no event by both, and the Company shall in no event request that the Manager and the Alternative Manager sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Transaction Entities or their subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(h)         Notwithstanding any other provision of this Agreement, the Transaction Entities agree that no sales of Shares shall take place, and the Transaction Entities shall not request the sale of any Shares, and the Manager shall not be obligated to sell, during any period in which either of the Transaction Entities is, or could be deemed to be, in possession of material non-public information; provided that, notwithstanding the provisions of this paragraph (h), the Transaction Entities agree that no sales of Shares shall take place during the fourteen (14) calendar days prior to an Earnings Release (as defined below).

4.                                      Agreements.  Each of the Transaction Entities, jointly and severally, agrees with the Manager that:

(a)                                 During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Transaction Entities will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects, except for a supplement relating to an underwritten public offering, a registered direct offering or secondary offering of securities that does not relate to the Shares.  The Transaction Entities have properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing.  The Transaction Entities will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with

Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by either of the Transaction Entities of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  Each of the Transaction Entities will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Transaction Entities will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)           During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)           (i)            As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(ii)           If either of the Transaction Entities makes any public announcement or release disclosing the Transaction Entities’ results of operations or financial condition for a completed quarterly or annual fiscal period (each, an “Earnings Release”) and the Transaction Entities have not yet filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with respect to such information, as applicable, then, prior to any sale of Shares, the Transaction Entities shall be obligated to (y) file a Current Report on Form 8-K, which Form 8-K shall include the applicable financial information or (z) furnish a Current Report on Form 8-K pursuant to Item 2.02 thereof, which current report shall specifically state that the applicable financial information shall be deemed “filed” under the Exchange Act.

(e)           The Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request.  The Transaction Entities jointly and severally agree to pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)           Each of the Transaction Entities agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Transaction Entities that, unless it has or shall have obtained, as the case may be, the prior written consent of the Transaction Entities, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed with the Commission or retained by the Transaction Entities under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule I hereto.  Any such free writing prospectus consented to by the Manager or the Transaction Entities, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Transaction Entities agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and

(ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)           The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least three (3) Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the foregoing restrictions shall not prohibit (A) the Company from issuing Common Shares pursuant to (x) the Company’s Dividend Reinvestment and Share Purchase Plan as in effect at the Execution Time, (y) any of the Company’s employee or trustee benefit plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect at the Execution Time or (z) the exercise of contractual rights existing on the date of this Agreement by current and former holders of partnership or other interests in the Operating Partnership which may require or permit (in lieu of a payment in cash) the issuance of Common Shares by the Company, or the filing by the Company under the Act of a registration statement registering the resale of Common Shares upon conversion of Units (provided, however, that the Company shall notify the Manager prior to filing any such registration statement), or (B) the Operating Partnership from issuing any Units as consideration for the acquisition of real property.

(i)            The Transaction Entities will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)            The Transaction Entities will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after either of the Transaction Entities shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Transaction Entities shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document,  the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l)            At each Representation Date, the Transaction Entities shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Morgan, Lewis & Bockius LLP, counsel to the Transaction Entities (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)          At each Representation Date, the Transaction Entities shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Saul Ewing LLP, Maryland counsel for the Company (“Maryland Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)           At each Representation Date, the Transaction Entities shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Cozen O’Connor, PC, tax counsel for the Transaction Entities (“Tax Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o)           At each Representation Date, Hogan Lovells US LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(p)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause Ernst & Young LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)           Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Transaction Entities will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Transaction Entities.  The Transaction Entities shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Transaction Entities’ agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Transaction Entities, their officers and their agents, as the Manager may reasonably request.

(r)            Each of the Transaction Entities consents to the Manager trading in the Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(s)            Each of the Transaction Entities will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Transaction Entities and the compensation paid by the Transaction Entities with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(t)            If to the knowledge of either of the Transaction Entities, the conditions set forth in Section 6(a), 6(h) or 6(j) shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(u)           Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Transaction Entities of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Transaction Entities contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(v)           The Company shall ensure that there are at all times sufficient shares of Common Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Shares, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(w)          During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Transaction Entities will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x)           The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(y)           The Transaction Entities will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

5.             Payment of Expenses.  The Transaction Entities jointly and severally agree to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the closing documents pursuant to this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Transaction Entities’ accountants and the fees and expenses of counsel (including local and special counsel) for the Transaction Entities; and (x) all other costs and expenses incident to the performance by each of the Transaction Entities of its obligations hereunder.

6.             Conditions to the Obligations of the Manager.  The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Transaction Entities contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by each of the Transaction Entities of its obligations hereunder and (iii) the following additional conditions:

(a)           The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused the Company Counsel to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:

(i)          The Company is duly qualified to do business as a foreign entity in Florida, Michigan, New Jersey, Pennsylvania, South Carolina and Virginia.

(ii)         The Operating Partnership is validly existing and in good standing as a limited partnership under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business as a foreign limited partnership in Arizona, the District of Columbia, Florida, Illinois, Maryland, Michigan, Minnesota, New Jersey, North Carolina, South Carolina, Texas, Virginia and Wisconsin, and has the requisite partnership power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement.  The Company is the sole general partner of the Operating Partnership.  To the knowledge of such counsel, the Operating Partnership Agreement is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Disclosure Package and the Prospectus.  All of the partnership interests of the Operating Partnership have been duly and validly authorized and issued, were issued in accordance with the applicable terms of the Operating Partnership Agreement and the certificate of limited partnership of the Operating Partnership and, to the knowledge of such counsel, to the extent that such interests are owned by the Company, are owned by the Company free and clear of any adverse claims as defined in Section 8-302 of the Uniform Commercial Code.

(iii)        Development Corp. is validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign corporation in Florida, Minnesota, New Jersey, North Carolina and Virginia, and has the requisite corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Disclosure Package and the Prospectus.

(iv)        Development-II is validly existing and subsisting under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Disclosure Package and the Prospectus.

(v)         SP Trust is validly existing as a business trust and subsisting under the laws of the Commonwealth of Pennsylvania, is duly qualified to do business and is in good standing as a foreign corporation in Florida and has the requisite trust power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement, the Disclosure Package and the Prospectus.

(vi)        This Agreement and any applicable Terms Agreement have been (i) duly and validly authorized, executed and delivered by the Operating Partnership and (ii) duly executed and delivered by the Company.

(vii)       The execution, delivery and performance of this Agreement and any Terms Agreement by each of the Transaction Entities, the issue and sale of the Shares being delivered at the Time of Delivery by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is filed as an exhibit to the Registration Statement or to any exhibit contained in any document incorporated by reference in the Prospectus and as to which either of the Transaction Entities or any of their subsidiaries is a party or by which either of the Transaction Entities or any of their subsidiaries is bound or by which any of the Properties or other assets of either of the Transaction Entities or any of their subsidiaries is subject, or (ii) to the knowledge of such counsel, conflict with or result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Transaction Entities or any of their subsidiaries or any of their properties or other assets, except with respect to clause (ii), where such conflict, breach or violation would not have a material adverse effect on the Transaction Entities and their subsidiaries taken as a whole; and, to the knowledge of such counsel, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may have been obtained under the Exchange Act or may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Manager, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and any Terms Agreement by the Transaction Entities, the consummation of the transactions contemplated hereby and thereby, and the issuance, sale and delivery of the Shares to the Manager.

(viii)      The execution, delivery and performance of this Agreement by the Operating Partnership, and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, agreement of limited partnership, certificate of formation or limited liability company operating agreement of the Operating Partnership or any of its subsidiaries.

(ix)        Except as set forth in the Disclosure Package and the Prospectus, there are no statutory or, to the knowledge of such counsel, contractual or other preemptive or other rights to subscribe for or to purchase, nor any restriction upon the transfer of the Shares pursuant to the Company’s declaration of trust or its bylaws, as amended to the date hereof, or, to the knowledge of such counsel, any agreement or other instrument to which the Company is a party.

(x)         To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and/or the Operating Partnership, on the one hand, and any person, on the other hand, granting such person the right (A) to require the Company or the Operating Partnership to file a registration statement under the Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or (B) to require the Company or the Operating Partnership to include such securities in the securities registered pursuant to the Registration Statement, other than, in the case of clause (A) above, (i) as set forth in the Disclosure Package and the Prospectus, (ii) rights of certain persons who have contributed Properties to the Partnership in exchange for Units, (iii) rights of holders of securities that already have been registered under the Securities Act, and (iv) rights of persons who may acquire preferred shares of the Company in exchange for preferred units of partnership interest in the Operating Partnership.

(xi)        The Shares shall have been approved for listing, subject only to notice of issuance, on the NYSE.

(xii)       To the knowledge of such counsel, there are no legal or governmental proceedings pending to which either Transaction Entity or any of their subsidiaries is a party or by which any property or assets of either Transaction Entity or any of their subsidiaries is subject, that are required to be described in the Disclosure Package and the Prospectus which have not been described as required.  To the knowledge of such counsel, no such proceedings are threatened by governmental authorities or others.

(xiii)      To the knowledge of such counsel, there are no contracts or other documents which are required to be described in the Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Act which have not been described in the Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the rules and regulations under the Act.

(xiv)      Neither Transaction Entity nor any of their subsidiaries is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xv)       Each of the documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus (except as to the financial statements, schedules, notes and other financial data derived therefrom, as to which no opinion need be rendered), at the time such document was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

(xvi)      Based solely upon the oral advice of a member of the staff of the Commission and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.  The Registration Statement became automatically effective under the Act as of the date of its filing.

(xvii)     Any required filing of the Base Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by the subparagraph of Rule 424(b) of the rules and regulations under the Act.

(xviii)    The Registration Statement, on the date it initially became effective under the Securities Act and on the effective date, pursuant to Rule 430B(f)(2) under the Securities Act, of the part of the Registration Statement relating to the Shares for purposes of the liability of the Manager under Section 11 of the Securities Act in connection with the sale of the Shares, the Disclosure Package as of the Execution Time and the Prospectus as of its date (except as to the financial statements, schedules, notes and other financial data derived therefrom, as to which no opinion need be rendered), and any Issuer Free Writing Prospectuses, complied or will comply as to form in all material respects with the requirements of the Act.

(xix)      The statements contained in the Prospectus under the captions “Risk Factors” and “Securities Offered by this Prospectus,” insofar as those statements are descriptions of contracts, agreements or other legal documents, or describe federal statutes, rules and regulations, and except to the extent such statements are statistics or calculations, constitute a fair summary thereof in all material respects.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.  Such counsel shall also have furnished to the Manager, on every date specified in Section 4(l) of this Agreement, a written statement, addressed to the Manager and dated as of such date, in form and substance satisfactory to the Manager, to the effect that (x) such counsel has acted as counsel to the Transaction Entities in connection with the preparation of the Disclosure Package and the Prospectus and has reviewed the Registration Statement, and (y) subject to the foregoing, such counsel confirms that, on the basis of the information gained in the course of performing the services referred to therein, nothing came to such counsel’s attention that caused such counsel to believe that (i) the Registration Statement, on the effective date, pursuant to Rule 430B(f)(2) under the Act, of the part of the

Registration Statement relating to the Shares for purposes of the liability of the Manager under Section 11 of the Act in connection with the sale of the Shares, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as amended or supplemented at the Execution Time or at any applicable date related to the delivery of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel is not passing upon and does not (a) assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (except as and to the extent set forth in such opinion), (b) express any belief with respect to the financial statements, schedules, notes and other financial data derived therefrom included or incorporated by reference in, or omitted from, the Registration Statement, the Disclosure Package or the Prospectus, and (c) express any belief with respect to any statement in a document incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.

References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date.

(c)           The Company shall have requested and caused Maryland Counsel, to furnish to the Manager, on every date specified in Section 4(m) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:

(i)            The Company has been duly formed and is validly existing as a real estate investment trust in good standing under and by virtue of the laws of the State of Maryland, and has all trust power and authority necessary to own or hold its properties, to conduct the business in which it is engaged as described in the Registration Statement, the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement and any Terms Agreement.

(ii)           The Company has authority to issue 200,000,000 shares of beneficial interest, as set forth in the Prospectus, and the issuance of the Shares pursuant to the terms of this Agreement (i) have been duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by any applicable resolutions of the Board, the Registration Statement, the Prospectus, the Disclosure Package and this Agreement, will be validly issued, fully paid and non-assessable; and (ii) conform in all material respects to the description of the Common Shares contained in, or incorporated by reference into, the Prospectus.

(iii)          This Agreement and any applicable Terms Agreement have been duly and validly authorized, executed and delivered by the Company.

(iv)          The execution, delivery and performance of this Agreement and any applicable Terms Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated by this Agreement and any applicable Terms Agreement (i) will not violate or conflict with any provision of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland; and (ii) to such counsel’s knowledge will not conflict with, violate or result in the breach of any judgment, order, writ or decree of any court or governmental agency or body of the State of Maryland that has jurisdiction over the Company or any of its properties or assets.

(v)           The execution, delivery and performance of this Agreement and any applicable Terms Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated by this Agreement and any applicable Terms Agreement will not conflict with or result in any violation of the provisions of the declaration of trust or bylaws of the Company.

(vi)          To the knowledge of such counsel, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which are not disclosed in the Prospectus and which, if determined adversely to the Company, might reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity, results of operations, business or prospects of the Company; and to the best knowledge of such counsel no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(d)           The Company shall have requested and caused Tax Counsel, to furnish to the Manager, on every date specified in Section 4(n) of this Agreement, its opinion, dated as of such date and addressed to the Manager, and in form and substance satisfactory to the Manager, with respect to such tax matters, including, without limitation, the qualification of the Company as a real estate investment trust and the classification of the Operating Partnership as a partnership (and not as a corporation) for federal income tax purposes, as the Manager may reasonably require.  In addition, such opinion shall state that the statements contained in the Disclosure Package and the Prospectus under the caption “Federal Income Tax Considerations with Respect to the Trust and Operating Partnership,” and in the Prospectus Supplement under the caption “Supplemental Material United States Federal Income Tax Considerations,” insofar as those statements are statements of law, legal conclusions, descriptions of contracts, agreements or other legal documents, or they describe federal statutes, rules and regulations, and except to the extent such statements are statistics or calculations, are correct in all material respects.

(e)                                  The Manager shall have received from Hogan Lovells US LLP, counsel for the Manager, on every date specified in Section 4(o) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                   The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Transaction Entities in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Transaction Entities have complied with all of their covenants and agreements contained herein; and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Transaction Entities, threatened;

(iii)                               since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv)                              they have carefully examined the Disclosure Package and the Prospectus and, in their opinion (A) as of each Applicable Time, the Disclosure Package and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since each Applicable Time no event has occurred which should have been set forth in a supplement or amendment to the Disclosure Package and the Prospectus.

(g)                                  The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(p) hereof and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Transaction Entities included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)                                 None of the Transaction Entities or any of their subsidiaries or any Property shall have sustained since the date of the latest audited financial statements included, or incorporated by reference, in the Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, which might be expected to have a material adverse effect on the consolidated financial position, shareholders’ equity, results of operations, business or prospects of the Transaction Entities.  Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(j)                                    Between the Execution Time and the time of any sale of Shares through the Manager, (i) no downgrading shall have occurred in the rating accorded the Company’s or the Operating Partnership’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of

Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or the Operating Partnership’s debt securities.

(k)                                 FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(l)                                     The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(m)                             Each time that the Company is obligated to make a filing in accordance with Section 4(d)(ii) of this Agreement, the Transaction Entities shall furnish or cause to be furnished to the Manager forthwith a certificate of the Company’s Chief Financial Officer, dated and delivered the date of filing with the Commission of such prospectus supplement or Current Report on Form 8-K, to the effect that (i) the accounting records upon which the applicable financial information contained in the Earnings Release is based have been prepared in conformity with GAAP and (ii) nothing came to such officer’s attention since the issuance of the Earnings Release that caused such officer to believe that the applicable financial information contained in the Earnings Release was inaccurate or incomplete in any material respect or failed to fairly present, in all material respects, the financial condition, results of operations and cash flows of the Transaction Entities as of, and for, the periods presented in the Earnings Release.

(n)                                 Prior to each Settlement Date and Time of Delivery, as applicable, the Transaction Entities shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Hogan Lovells US LLP, counsel for the Manager, at 555 13th Street, N.W., Washington, D.C. 20004, on each such date as provided in this Agreement.

7.                                      Indemnification and Contribution.

(a)                                 The Transaction Entities agree to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Transaction Entities may otherwise have.

(b)                                 The Manager agrees to indemnify and hold harmless the Transaction Entities, each of its directors or trustees, each of its officers who signs the Registration Statement, and each person who controls the Transaction Entities within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Transaction Entities to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Transaction Entities and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Manager on the other from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares purchased by the Manager hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Transaction Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Transaction Entities and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Transaction Entities within the meaning of either the Act or the Exchange Act, each officer of the Transaction Entities who shall have signed the Registration Statement and each trustee of the Company shall have the same rights to contribution as the Transaction Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

8.                                      Termination.

(a)                                 The Transaction Entities shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Transaction Entities, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Transaction Entities, as the case may be.  If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)                                  In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on such exchange or such market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or (iv) there shall have occurred any other calamity or crisis in the United States or elsewhere the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.                                      Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of each of the Transaction Entities or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Transaction Entities or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

10.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to Goldman, Sachs & Co., Prospectus Department (fax no.:  (212) 902-9316) and confirmed to Goldman, Sachs & Co., Prospectus Department, at 200 West Street, New York, New York, 10282; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company, at Liberty Property Trust, 500 Chesterfield Parkway, Malvern, Pennsylvania 19355, Attention: General Counsel (Fax: 610-644-2175).

11.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12.                               No Fiduciary Duty. Each of the Transaction Entities hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Transaction Entities and (c) the Transaction Entities’ engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, each of the Transaction Entities agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Transaction Entities on related or other matters).  Each of the Transaction Entities agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Transaction Entities, in connection with such transaction or the process leading thereto.

13.                               Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Transaction Entities and the Manager with respect to the subject matter hereof.

14.                               Applicable Law.  This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.                               Waiver of Jury Trial.  Each of the Transaction Entities hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.                               Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.                               Headings.  The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.                               Definitions.  The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed prospectus supplement (if any) that was filed pursuant to Rule 424(b) after the Execution Time, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed prospectus supplement relating to the Shares (if any) that was filed pursuant to Rule 424(b) after the Execution Time.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Transaction Entities and the Manager.

Very truly yours,

LIBERTY PROPERTY TRUST

		By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title:

LIBERTY PROPERTY LIMITED PARTNERSHIP
By: Liberty Property Trust, its general partner

		By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Goldman, Sachs & Co.

By: Goldman, Sachs & Co.

By:	/s/ Michael Hickey
Name: Michael Hickey
Title: Vice President